                                 SCHEDULE 14A

                           SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             LSI Industries Inc.
              --------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                             LSI Industries Inc.
              --------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i) (1), or
        14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)   Title of each class of securities to which transaction applies:

             ____________________________________________________________
        2)   Aggregate number of securities to which transaction applies:

             ____________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

             ____________________________________________________________
        4)   Proposed maximum aggregate value of transaction:

             ____________________________________________________________

                (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

             ____________________________________________________________
        2)   Form, Schedule or Registration Statement No.:

             ____________________________________________________________
        3)   Filing Party:

             ____________________________________________________________
        4)   Date Filed:

             ____________________________________________________________

                   NOTICE OF ANNUAL MEETING TO SHAREHOLDERS

                         TO BE HELD NOVEMBER 16, 1995

Dear Shareholder:

         We cordially invite you to attend our Annual Shareholders' Meeting to be held at the Company's headquarters located at 10000 Alliance Road, Cincinnati, Ohio on Thursday, November 16, 1995 at 10:00 a.m. Eastern Standard Time. As this will be the first Shareholders' meeting to be held at LSI. We plan to make it special by introducing our shareholders to the exciting capabilities of our new "Image Center."

         The purposes of this Annual Meeting are to consider and act upon the following proposals:

         1) To elect three Class A directors to hold office until the Annual Meeting of Shareholders in 1997 and until their respective successors are duly elected and qualified; and

         2) To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year 1996; and

         3) To adopt the LSI Industries Inc. 1995 Stock Option Plan to provide 450,000 Common Shares as available for grant under such plan; and

         4) To adopt the LSI Industries Inc. 1995 Directors' Stock Option Plan to provide 75,000 Common Shares as available for grant under such plan; and

         5) To amend the Articles of Incorporation to increase the authorized Common Shares from 13,000,000 up to 30,000,000 shares; and

         6) To transact such other business as may properly be brought before the meeting or any other adjournment thereof.

         Shareholders of record at the close of business on Monday, September 18, 1995 are entitled to notice and to vote at the meeting. This notice is given pursuant to order of the Board of Directors.

         Following the meeting, we will review the Company's progress over the last year and our plans for the future, and will have an open house at the Cincinnati Operations. Our directors and executive officers will be available to discuss the Company's business with you.

                                        Yours truly,


                                        Robert J. Ready
                                        Chairman of the Board and President
Dated:  September __, 1995

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OR REVOCATION, THE SUBMISSION OF A LATER PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                             LSI INDUSTRIES INC.

                             10000 ALLIANCE ROAD
                           CINCINNATI, OHIO  45242

                           TELEPHONE (513) 793-3200

                  ------------------------------------------

                        P R O X Y   S T A T E M E N T

                        ANNUAL MEETING OF SHAREHOLDERS
                              NOVEMBER 16, 1995



                                 INTRODUCTION


         The Board of Directors of LSI Industries Inc. ("LSI Industries" or the "Company") is requesting your Proxy for the Annual Meeting of Shareholders on November 16, 1995, and at any adjournment thereof, pursuant to the foregoing Notice. This Proxy Statement and the accompanying proxy were first mailed on September __, 1995, to shareholders of record on September 18, 1995. On that date _______ Common Shares were issued and outstanding and were entitled to vote.


                           VOTING AT ANNUAL MEETING

GENERAL INFORMATION
-------------------

         Shareholders may vote in person or by proxy at the Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely "FOR" Proposal 1 to elect the three persons nominated as Class A directors by the Board of Directors, "FOR" Proposal 2 (Ratification of Appointment of Independent Accountants), "FOR" Proposal 3 (Adoption of the 1995 Stock Option Plan, "FOR" Proposal 4 (Adoption of the 1995 Directors' Stock Option Plan), and "FOR" Proposal 5 (Amendment of the Articles of Incorporation to increase the number of authorized Common Shares from 13,000,000 to 30,000,000).

         As of September 18, 1995, the record date for determining shareholders entitled to notice of and to vote at the meeting, LSI Industries had ________ Common Shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on September 18, 1995, will be entitled to vote at the meeting. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the meeting, except as noted for Proposals 3, 4, and 5. The principal shareholders have indicated their intention to vote in favor of management proposals.

PRINCIPAL SHAREHOLDERS
----------------------

         As of September __, 1995, the following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Shares:

   Amount and Nature of                                                      Percent
Name of Beneficial Owner            Beneficial Ownership                     Of Class
------------------------            --------------------                     --------
Robert J. Ready                            721,032 (a)                          9.28%

James P. Sferra                            493,945 (b)                          6.36%

Donald E. Whipple                          461,419 (c)                          5.94%

 (a)     Includes exercisable options for 79,545 shares and 130,488 shares held in trust for Mr. Ready's children.
 (b)     Includes exercisable options for 38,286 shares and 26,931 shares held by
         Mr. Sferra's children.
 (c)     Includes exercisable options for 32,030 shares and 16,155 shares held by Mr.
         Whipple's children.

The business address of Messrs. Ready, Sferra and Whipple is: 10000 Alliance Road, Cincinnati, Ohio 45242. Such persons disclaim beneficial ownership of shares held by or in trust for their children.

VOTING BY PROXY
---------------

         All properly signed proxies will, unless a different choice is indicated, be voted "FOR" the election of all three nominees for Class A directors proposed by the Board of Directors, "FOR" ratification of the selection of independent accountants, "FOR" adoption of the LSI Industries Inc. 1995 Stock Option Plan, "FOR" adoption of the 1995 Directors' Stock Option Plan, and "FOR" Amendment of the Company's Articles of Incorporation to increase the number of authorized Common Shares from 13,000,000 to 30,000,000.

         If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

SHAREHOLDER PROPOSALS
---------------------

         Shareholders who desire to have proposals included in the Notice for the 1996 Shareholders' Meeting must submit their proposals to the Company at its offices on or before June __, 1996.

PROPOSAL 1.  ELECTION OF DIRECTORS
----------------------------------

         The Company's Code of Regulations provides that the Board of Directors be composed of two classes of directors, Class A and Class B, with each class elected for a two-year term. One class is elected annually. The terms of the Class A directors expire at this 1995 Annual Meeting of Shareholders while the terms of the Class B directors expire at the 1996 Annual Meeting of Shareholders.

         The Board is nominating for reelection its present Class A directors, namely, Michael J. Burke, Robert J. Ready, and John N. Taylor, Jr. Proxies solicited by the Board will be voted for the election of these three nominees.

         All class A directors elected at the Annual Meeting will be elected to hold office for two years and until their successors are elected and qualified.

         In voting to elect directors, shareholders are entitled to one vote for each share held of record. Shareholders are not entitled to cumulate their votes in the election of directors.

         Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

         RECOMMENDATION OF THE BOARD OF DIRECTORS
         ----------------------------------------

         The Board of Directors recommends a vote in FAVOR of each of the directors nominated in this Proxy Statement. Nominees receiving the highest number of votes will be elected.

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
-------------------------------------------------------------------

         The Board of Directors appointed Price Waterhouse LLP as the Company's independent accountants for fiscal 1996. Price Waterhouse LLP has been the independent accounting firm for the Company since the public offering in March 1985. Although not required by law, the Board is seeking shareholder ratification of its selection. If ratification is not obtained, the Board intends to continue the employment of Price Waterhouse LLP at least through fiscal 1996.

         Representatives of Price Waterhouse LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

         RECOMMENDATION OF THE BOARD OF DIRECTORS
         ----------------------------------------

         The Board of Directors recommends a vote in FAVOR of Proposal 2. The affirmative vote of a majority of the sum of Common Shares voting at the meeting is required for ratification of this proposal.

PROPOSAL 3.  ADOPTION OF THE LSI INDUSTRIES INC. 1995 STOCK OPTION PLAN
-----------------------------------------------------------------------

         A Stock Option Plan was originally established in 1985 as an incentive stock option plan for employees. At the 1987 Annual Shareholders' Meeting, shareholders approved the grant of nonqualified stock options to employees of the Company. At the 1987, 1988, and 1994 Annual Shareholders' Meetings, shareholders approved an increase of shares of Common Stock. This 1985 Plan had 1,051,875 shares authorized for grant. At the February 1995 expiration of this Plan, 160,951 shares had not been granted and are no longer available to be granted as options. A total of 457,815 options which had been granted pursuant to this 1985 Stock Option Plan were outstanding as of June 30, 1995.

         On May 2, 1995, the Board of Directors unanimously adopted, subject to shareholder approval, the new 1995 Stock Option Plan (see Exhibit I), approximately 850 persons to make available for grant under the Plan 450,000 shares (300,000 shares before giving effect to the August 4, 1995 three-for-two stock split) of Common Stock to employees, approximately 850 persons. The 1995 Plan is essentially the same as the 1985 Plan.

         The Compensation Committee of the Board of Directors shall administer the 1995 Plan. Subject to the express provisions of the Plan, the Committee shall have the authority to establish the terms and conditions of option agreements, which need not be uniform.

         The 1995 Stock Option Plan provides that options may be granted either as incentive stock options or as nonqualified stock options. Options may be granted for varying periods of from one to ten years. Employees who own 10% or more of the Company's outstanding Common Shares may be granted incentive stock options only for terms of five years or less. Options do not become exercisable until at least one year from the date of grant. Thereafter, the right to exercise options vests at a schedule determined at the time of grant. The Committee determines the exercise prices of all options that are granted. However, an incentive stock option may only be granted with an exercise price equal to the market value of the Common Shares on the date of grant. In addition, in the case of employees who beneficially own more than 10% of the Company's Common Shares, an incentive stock option may be granted only if the option price is at least 110% of the market value of the Common Shares on the date of grant.

         There are presently options outstanding for the purchase of 313,500 shares under this new Plan, subject to adoption of the 1995 Stock Option Plan by the shareholders.

         The following table sets forth information through September 1, 1995 for options which have been granted under the 1995 Stock Option Plan to the persons named in the Summary Compensation Table and to all other grantees, as a group. No options have been granted under the Plan to non-employee Directors of LSI Industries.

                                                                    Potential Realizable Value
                                                                      at Assumed Annual Rates
                                          Number of                 of Share Price Appreciation
                                     Options Granted(1)(2)              for Option Term (3)
                                     ---------------------          ---------------------------
                                                                         5%                 10%
                                                                         --                 ---
         Robert J. Ready                        22,500               $   79,875         $  176,175
         James P. Sferra                        15,000               $   53,250         $  117,450
         Donald E. Whipple                       3,000               $   10,650         $   23,490
         Peter F. Carey                         15,000               $   53,250         $  117,450
         Ronald S. Stowell                      15,000               $   53,250         $  117,450

         All Executive Officers
           as a group (5 persons)               70,500               $  250,275         $  552,015

         All other employees                   313,500               $1,112,925         $2,454,705

         (1) The number of options reflect the 3-for-2 stock split declared July 26, 1995 effective August 4, 1995.

         (2) All options are subject to adoption of the 1995 Stock Option Plan by the Shareholders.

         (3) Potential realizable value is net of option exercise price, but before taxes associated with exercise. These amounts represent compounded rates of appreciation and exercise of the options immediately prior to expiration of their five year term. Actual gains, if any, are dependent on the future performance of the Common Shares, and overall market conditions. The amounts in this table may not necessarily be achieved.

         There are no federal income tax consequences to either the Company or the recipient of an option upon the grant or exercise of an incentive stock option. If a person sells or otherwise disposes of stock acquired upon the exercise of an incentive stock option within one year of the date of exercise or two years from the date of grant, the gain equal to the excess of the amount realized over the amount paid for the stock will be taxed as ordinary income. The Company will be entitled to an income tax deduction to the same extent. If the shares are held for more than one year following the date of exercise and two years from the date of grant, any gain realized thereafter will be taxed as a capital gain, in which case the Company will not be entitled to any deduction.

         With respect to non-qualified stock options, there are no federal income tax consequences upon the grant of an option. A person exercising a non-qualified stock option will recognize ordinary income to the extent of the difference between the exercise price and the fair market value of the Common Shares on the date of exercise, and the Company will be entitled to a corresponding deduction. Upon any sale of that stock, the difference between the amount realized and the fair market value on the date of the exercise will be treated as a capital gain or loss.

         In the event of any changes in the outstanding Common Stock by way of a stock dividend, split-up, recapitalization, combination or exchange, the number and class of shares of Common Stock authorized to be the subject of options under the 1995 Plan and the number and class of Common Stock and option price for each option which is outstanding shall be correspondingly adjusted by the Committee. The Committee shall also make appropriate adjustments to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

         In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding common shares of the Company are converted into cash, other securities or other property, each outstanding option shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the portion of the option which is vested at the time of such notice.

         On September ___, 1995 the closing price of the Company's Common Shares was _______.

         RECOMMENDATION OF THE BOARD OF DIRECTORS
         ----------------------------------------

         The Board of Directors recommends a vote in FAVOR of Proposal 3. The affirmative vote of the holders of a majority of the sum of Common Shares voting and abstaining is required for adoption of the LSI Industries Inc. 1995 Stock Option Plan.

PROPOSAL 4.  ADOPTION OF THE LSI INDUSTRIES INC. 1995 DIRECTORS' STOCK OPTION
-----------------------------------------------------------------------------
             PLAN
             ----

         The Company did not grant stock options to its non-employee directors prior to fiscal year 1995. The Board of Directors believes that the Company needs a stock option plan for its non-employee directors to more closely identify their interests with shareholders in achieving market performance for the Common Shares, and to encourage ownership of the Company's Common Shares by its directors.

         Accordingly, on May 2, 1995 the Board of Directors unanimously adopted, subject to shareholder approval, the 1995 Directors' Stock Option Plan (see Exhibit II) to make available for grant under the Plan 75,000 shares (50,000 shares before giving effect to the August 4, 1995 three-for-two stock split) of Common Stock to non-employee directors.

         The Compensation Committee of the Board of Directors shall administer the 1995 Plan. Subject to the express provisions of the Plan, the Committee shall have the authority to establish the terms and conditions of option agreements, which need not be uniform.

         The 1995 Directors' Stock Option Plan provides that options will be granted as non-qualified stock options. Options will be granted for ten years and are exercisable at date of grant. Each eligible non-employee director shall annually be granted an option to purchase 1,000 shares of Common Stock. In recognition of their service to the Company to date, the following directors were granted options on the May 2, 1995 adoption of this Plan as follows:

                                      Number of Shares              Potential Realizable Value
                                     (after giving effect to        at Assumed Annual Rates
                                      the Three-for-Two             of Share Price Appreciation
                                        Stock Split(1)                 for Option Term (2)
                                     -----------------------         --------------------------
                                                                        5%                10%
                                                                        --                ---
         Michael J. Burke                     15,000                  $96,000            $243,150
         Allen L. Davis                       15,000                  $96,000            $243,150
         John N. Taylor, Jr.                   4,500                  $28,800            $ 72,945

         (1) These options are subject to adoption of the 1995 Directors' Stock Option Plan by the Shareholders, and none of the above options are exercisable until after such adoption.

         (2) Potential realizable value is net of option exercise price, but before taxes associated with exercise. These amounts represent compounded rates of appreciation and exercise of the options immediately prior to expiration of their ten year term. Actual gains, if any, are dependent on the future performance of the Common Shares, and overall market conditions. The amounts in this table may not necessarily be achieved.

         Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. Upon exercise of an option, the optionee generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of Common Stock on the date of exercise. The Company will be entitled to a tax deduction of the same amount. Upon a disposition of option shares acquired under the 1995 Plan, the difference between the sale proceeds and the market value of the shares at the time of exercise will be treated by the optionee as a capital gain or loss, either long-term or short-term, depending on how long the shares have been held. The Company will not be entitled to a deduction in connection with a disposition of option shares.

         In the event of any changes in the outstanding Common Stock by way of a stock dividend, split-up, recapitalization, combination or exchange, the number and class of shares of Common Stock authorized to be the subject of options under the 1995 Plan and the number and class of Common Stock and option price for each option which is outstanding shall be correspondingly adjusted by the Committee. The Committee shall also make appropriate adjustments to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

         In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding common shares of the Company are converted into cash, other securities or other property, each outstanding option shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the portion of the option which is vested at the time of such notice.

         On September ___, 1995 the closing price of the Company's Common Shares was ______.

         RECOMMENDATION OF THE BOARD OF DIRECTORS
         ----------------------------------------

         The Board of Directors recommends a vote in FAVOR of Proposal 4. The affirmative vote of the holders of a majority of the sum of Common Shares voting and abstaining is required for adoption of the LSI Industries Inc. 1995 Directors' Stock Option Plan.

PROPOSAL 5.  AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE
-----------------------------------------------------------------------
AUTHORIZED COMMON SHARES
------------------------

         LSI Industries Inc. shareholders have currently authorized the Company in the Articles of Incorporation to issue 13,000,000 Common Shares. At the record date for the Shareholders' Meeting, September 18, 1995, the Company had _________ common shares outstanding, with an additional _______ shares (assuming Shareholder adoption of Proposals 3 and 4 of this Proxy Statement) reserved for the Company's Stock Option Plans. Therefore, of the 13,000,000 shares authorized by the Articles of Incorporation, ___________ are available for issuance for general corporate purposes.

         The Board of Directors has determined that it would be advisable to amend the Articles of Incorporation to authorize the Company to issue up to 30,000,000 Common Shares (increased from the current maximum of 13,000,000) and believes that it would be advisable to have these additional shares authorized for issuance from time to time. Stock issuances by LSI

Industries could involve sales for cash, issuances for acquisitions, further option or other incentive plans, stock splits, stock dividends, or other similar occurrences. The issuance of additional Common Shares through stock dividends or splits will not affect the percentage ownership of shareholders. Issuance for stock options and other benefit plans, and for acquisitions would affect the percentage of stock ownership but their effect upon earnings per share would depend upon the earnings realized from the cash received or business acquired in such stock issuances. There are no plans, understandings, or arrangements calling for issuances of Common Shares by LSI Industries other than those discussed above.

         RECOMMENDATION OF THE BOARD OF DIRECTORS
         ----------------------------------------

         The Board of Directors has approved the amendment to the Articles of Incorporation to increase total authorized Common Shares to 30,000,000 and recommends a vote in FAVOR of Proposal 5. The affirmative vote of the holders of a two-thirds of the outstanding Common Shares is required for approval of this Amendment to the Articles of Incorporation. The failure to vote, abstentions, and broker non-votes will have the same effect as a vote against the proposal.

OTHER MATTERS
-------------

         Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

         The directors and executive officers of LSI Industries are:

                                                                                 Common Shares
                                                                               Beneficially Owned
                                                                               ------------------
   Name and Age                         Position                            Amount           Percentage
   ------------                         --------                            ------           ----------
Robert J. Ready (a)             President and Chairman                  721,032 (d)            9.28%
         55                     of the Board

James P. Sferra (a)             Executive Vice President-               493,945 (d)            6.36%
         56                     Manufacturing and Director

Donald E. Whipple (a)           President, LSI Lighting                 461,419 (d)            5.94%
         59                     Systems and Insight
                                Graphic Systems,
                                Secretary and Director

John N. Taylor, Jr. (b)(c)      Director                                355,950 (e)            4.58%
         60

Michael J. Burke (b)(c)         Director and Assistant                   15,000                    *
         52                     Secretary

Allen L. Davis (b)(c)           Director                                11,812                   *
         53

Peter F. Carey                  President, SGI Integrated               23,589 (e)               *
         48                     Graphic Systems, Inc.

Ronald S. Stowell               Chief Financial Officer and             10,799 (e)               *
         45                     Treasurer

All Directors and Executive Officers                                    ---------           ------
as a Group (Eight Persons)                                              2,093,546           26.96%
                                                                        =========           ======

_________________________________________
Information as of September 1, 1995
(a)      Executive Committee Member
(b)      Compensation Committee Member
(c)      Audit Committee Member
(d)      See "Principal Shareholders"
(e)      Includes exercisable options for Mr.Carey of 14,214 shares and for Mr. Stowell of 6,299 shares;
         and indirect beneficial ownership for Mr. Taylor of 207,900 shares
 *       Less than 1%

         Robert J. Ready is the founder of the Company and has been its President and a Director since 1976. Mr. Ready was appointed Chairman of the Board of Directors in February 1985. Mr. Ready is also a Director of Meridian Diagnostics, Inc. (a Nasdaq listed company) and of Superior Label Systems, Inc.

         James P. Sferra shared in the formation of the Company. Mr. Sferra has served as Corporate Vice President of Manufacturing since November 1989 to November 1992, and as Executive Vice President-Manufacturing since then. Prior to that, he served as Vice President-Manufacturing of the LSI Lighting Systems division. Mr. Sferra has served as a Director since 1976.

         Donald E. Whipple shared in the formation of the Company. Mr. Whipple has served as President of the LSI Lighting Systems and the Insight Graphics divisions of LSI Industries since November 1989 and November 1991, respectively. Prior to that, he served as Executive Vice President of the Company. Mr. Whipple has served as Director and as Secretary since 1976.

         John N. Taylor, Jr. was elected a Director of the Company in November 1992. Mr. Taylor is Chairman and Chief Executive Officer of Kurz-Kasch, Inc., a private manufacturer of plastic-based components used in the manufacture of precision industrial products, headquartered in Dayton, Ohio. Prior to that, Mr. Taylor had founded and was Chairman and Chief Executive Officer of Component Technology Corp., a Nasdaq listed company in Erie, Pennsylvania, until its sale in 1989.

         Michael J. Burke was elected a Director and Assistant Secretary of the Company in February 1985. Mr. Burke is a Managing Partner of the Cincinnati law firm of Keating, Muething & Klekamp, counsel to the Company, and has been associated with that firm since 1968.

         Allen L. Davis was elected a Director of the Company in February 1985. Mr. Davis has been the President and Chief Executive Officer, and a Director of Provident Bancorp, Inc. and The Provident Bank, Cincinnati, Ohio since 1986 and 1984, respectively.

         Ronald S. Stowell has served as Chief Financial Officer since joining the Company in December 1992 and was appointed Treasurer in November 1993. Prior to that, and since 1985, Mr. Stowell served as Corporate Controller of Essef Corporation, Chardon, Ohio, a manufacturer of high performance composite and engineered plastics products.

         Peter F. Carey has been President of SGI Integrated Graphic Systems since November 1993 and was the Executive Vice President and Chief Operating Officer since October 1991. From 1990 to September 1991 he was Executive Vice President of Stout Industries, a screen printer of point of purchase signs. Prior to that he was Vice President of Marketing of PlastiLine, Inc., a manufacturer of outdoor signs.

BOARD MATTERS
-------------

         The Board of Directors met six times during fiscal 1995. The Executive Committee did not meet during fiscal 1995.

         The Audit Committee is responsible for reviewing the Company's internal accounting operations. It also recommends the appointment of the Company's independent accountants and reviews the relationships between the Company and these independent accountants. The Audit Committee met two times during fiscal 1995.

         The Compensation Committee is responsible for establishing compensation levels for management for administering the Company's Stock Option Plans. The Compensation Committee met five times during fiscal 1995. The Company does not have a Nominating Committee.

         Directors who are not employees of the Company receive $11,000 per year for serving as a Director plus $1,000 for each meeting attended. Committee members receive $750 per year for serving as Chairman of a committee plus $600 for each committee meeting attended. Directors who are employees of the Company do not receive any compensation for serving as a Director. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of which they were members.

         As further discussed on page ____ under Proposal 4, non-employee directors receive an annual grant of an option to purchase 1,000 common shares. The option is fully vested at the time of grant and has a ten year life.
During fiscal year 1995 and in recognition of past years of service, the following stock options were granted: Michael J. Burke, 15,000; Allen B. Davis, 15,000; and John N. Taylor, Jr., 4,500.

EXECUTIVE COMPENSATION
----------------------

         The following table sets forth information regarding annual, long-term, and other compensation for the Chief Executive Officer and each of the other four most highly compensated executive officers at June 30, 1995 during each of the last three fiscal years for services rendered to the Company and its subsidiaries.


                                     SUMMARY COMPENSATION TABLE

                                                 Annual Compensation
                                         ------------------------------------     Long-Term Compensation
                                                                 Other Annual     ----------------------       All Other
     Name and                                                    Compensation   Restricted         # of      Compensation
Principal Position           Year        Salary         Bonus        (1)       Stock Awards     Options(2)       (3)
------------------           ----        ------         -----        ---       -------------    ----------       ---
Robert J. Ready              1995      $350,000       $175,000     $13,152          --                 --      $47,869
Chairman, President          1994       335,000        164,150      16,192          --             27,563       27,800
and Chief Executive          1993       232,000         35,000      14,185          --             30,555       38,600
Officer

James P. Sferra              1995       260,000        130,000      13,015          --                 --       24,666
Executive Vice President,    1994       250,000        122,500      13,190          --             10,238       30,200
Manufacturing                1993       240,000         20,000      15,408          --             11,340       22,400

Donald E. Whipple            1995       245,000        122,500      13,600          --                 --       26,020
President,  LSI Lighting     1994       235,000        115,150      13,496          --              9,608       32,700
Systems and Insight          1993       229,000           --        15,540          --             10,868       24,600
Graphic Systems

Peter F. Carey               1995       147,000         73,500       9,600          --                 --       14,617
President, SGI Integrated    1994       140,000         68,600       9,600          --             13,703       16,300
Graphic Systems, Inc.        1993       130,000         67,600       8,400          --              6,143        8,500

Ronald S. Stowell            1995       115,000         57,500      12,019          --                 --       18,598
Chief Financial Officer      1994        95,000         56,550      11,682          --              8,663        9,000
and Treasurer                1993        49,600(4)       8,000       5,301          --              6,300           --

______________________
(1)     Other Annual Compensation consists of automobile allowances for all executive officers as well as professional fee allowances for Mr. Ready, Mr. Sferra, and Mr. Whipple.
(2)     Represents stock options awarded under the Company's 1985 Stock Option Plan.  The number of options granted reflect the 3-for-2 stock split declared July 26, 1995 and effective August 4, 1995.
(3)     All Other Compensation includes pension and profit-sharing plan contributions, and premiums paid on long-
        term disability and life insurance policies, and payment of accrued vacation.
(4)     Mr. Stowell was first employed as Chief Financial Officer of the Company in November 1992.

STOCK OPTIONS
-------------

         No stock options were granted to the individuals named in the Summary Compensation Table in fiscal 1995.

                                Fiscal 1995 Option Exercises and Year-End Values

                                                                 Number of                       Value of
                            Shares                           Unexercised Options          Unexercised In-the-Money
                          Acquired on        Value           at Fiscal Year-End         Options at Fiscal Year-End(1)
Name                       Exercise        Realized       Exercisable/Unexercisable      Exercisable/Unexercisable
----                       --------        --------       -------------------------     ---------------------------
Robert J. Ready              --              --             82,616   /  41,188           $ 783,603    /   $394,489
James P. Sferra              --              --             39,389   /  15,200           $ 373,689    /   $145,578
Donald E. Whipple            13,936          $105,085       25,060   /  14,491           $ 242,160    /   $138,885
Peter F. Carey               --              --             11,221   /  14,925           $ 101,089    /   $120,482
Ronald S. Stowell            --              --              5,315  /    9,648          $   47,100   /   $  78,511

(1) In-the-Money Options are options for which the market value of the underlying Common Share exceeds the exercise price. Calculation is based upon the market value of the underlying securities at fiscal year-end, minus the exercise price.

         Executive officers are entitled to participate in the Company's Stock Option Plan. Options granted to individual employees or directors are determined by the Compensation Committee of the Board of Directors. A total of 450,000 shares are reserved for issuance under the new 1995 Stock Option Plan if approved by shareholders (see Proposal 3 on page ___).

CORPORATE PERFORMANCE GRAPH
---------------------------

         The following graph compares the cumulative total shareholder return on the Company's Common Shares during the five fiscal years ended June 30, 1995, with a cumulative total return on the Nasdaq Stock Market Index (U.S. companies) and the Dow Jones Electrical Equipment Index. The comparison assumes $100 was invested July 1, 1990 in the Company's common shares and in each of the indexes presented, it assumes reinvestment of dividends.

                        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                       LSI                   Nasdaq                  Dow Jones
                                    Industries            Market Index               Electrical
                July 1                 Inc.                  (U.S.)                Equipment Index
                ------              ----------            ------------             ---------------
                 1990               100                       100                      100
                 1991                46.59                    105.89                   105.20
                 1992                29.87                    127.25                   104.38
                 1993                44.24                    159.99                   119.82
                 1994                97.48                    161.61                   117.70
                 1995               191.98                    215.33                   147.11

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal year 1995.

         The LSI Industries Inc. Compensation Committee annually establishes salaries, bonuses and stock option awards for executive officers and key management personnel. The Committee reviews the performance of its executive officers on an individual basis and also reviews each executive's performance in connection with the Company's overall performance. The Committee desires to establish executive compensation that enhances the Company's overall fundamental objective of providing long-term value for its shareholders and employees. The Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable LSI Industries to attract and retain executives with the highest qualifications by recognizing exceptional individual performance and by tying executive pay to overall corporate performance.

         The Committee uses base salaries, incentive compensation arrangements and stock options designed to tie a portion of the executive's compensation to the stock market performance of LSI's Common Shares. This year the Compensation Committee worked on a plan for the 1996 fiscal year and also worked on a compensation plan for three years to coincide with the Company's three year strategic plan.

BASE COMPENSATION
-----------------

         The Committee annually reviews the base salaries of the Company's executive officers. The Committee individually reviews each executive's level of responsibility, potential, and salary levels offered by competitors. The executive's particular division of the Company is reviewed, and its contribution to the overall results of the Company are assessed. The Committee uses this information to determine the executive's base compensation level and performance goals for the upcoming year.

         The Committee applies a collective, subjective evaluation of the above factors to determine the annual base compensation level of its executive officers in light of the Company's performance and, in certain cases, its various divisions. The Committee does not utilize a particular objective formula as a means of establishing annual base compensation levels. Mr. Ready's salary was established on the same basis. The Committee employed a compensation expert who determined that the Company's compensation levels were in the high range for its top executive officers and in the middle range for its other executive officers. This compensation expert also assisted the Compensation Committee in connection with the adoption of the new LSI Industries Inc. 1995 Stock Option Plan (see Proposal 3) and the LSI Industries Inc. 1995 Directors' Stock Option Plan (see Proposal 4). The Committee did not compare the Company's executive compensation with the level of compensation paid by companies in the Dow Jones Electrical Equipment Index, nor did it attempt to correlate executive compensation levels with the Company's relative performance as shown in the Corporate Performance Graph above.

INCENTIVE COMPENSATION
----------------------

         The Committee made its incentive compensation awards for performance during fiscal 1995 by examining net earnings for the year and determining that a bonus pool of approximately $559,000 should be made available for bonuses to executive officers. From the amount determined, the Committee allocated bonuses to various executive officers based on the Committee's analysis of the performance of the particular individual and his contribution to the success of the Company or the particular division for which he was primarily responsible. Mr. Ready's bonus was handled in the same manner as the other executive officers. This process resulted in the bonuses shown in the Summary Compensation Table.

STOCK OPTION GRANTS
-------------------

         The shareholders of LSI Industries established a stock option plan to provide a method of attracting, retaining and providing appropriate incentives to key employees. The Committee is responsible for the administration of this Plan both with respect to executive officers and all other employees. To that end, the Committee determines which employees receive options, the time of grant and the number of shares subject to the option. All option prices are set at 100% of market value on the date of grant.

                                        Compensation Committee
                                        ----------------------

                                        Michael J. Burke
                                        Allen L. Davis
                                        John N. Taylor, Jr.


                         TRANSACTIONS WITH AFFILIATES

         During fiscal 1994, the Company had a $145,000 advance outstanding to Ronald S. Stowell, Chief Financial Officer, that was associated with his relocation upon hiring. No interest was paid on this advance which was made in April 1993 and paid in full in August 1993.

         During fiscal 1995, the Company paid The Provident Bank approximately $87,000 in interest, bank service fees, and Trust fees under arms-length transactions. Allen L. Davis, Chairman of the Audit Committee, is President and Chief Executive Officer of The Provident Bank.

         Transactions with affiliates have in the past and will in the future be on terms no less favorable to the Company than those which could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

         Michael J. Burke, who is Chairman of the Compensation Committee, is a co-managing partner of Keating, Muething & Klekamp, Cincinnati, Ohio, a law firm to whom the Company paid approximately $185,000 for legal services in fiscal 1995.

                                 OTHER MATTERS

         LSI Industries is not aware of any other matters to be presented at the meeting other than those specified in the notice.

                                        By order of the Board of Directors




                                        Donald E. Whipple
                                        Secretary

         Dated:  September __, 1995

                             LSI INDUSTRIES INC.


PROXY           The undersigned hereby appoints ALLEN L. DAVIS, JAMES P.
FOR             SFERRA, and DONALD E. WHIPPLE or any one of them, proxies
ANNUAL          of the undersigned, each with the power of substitution, to
MEETING         vote all Common Shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of LSI Industries
                Inc. to be held on November 16, 1995 at 10:00 A.M. Eastern time at the Company's headquarters located at 10000 Alliance Road, Cincinnati, Ohio and any adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.      AUTHORITY TO ELECT AS CLASS A DIRECTORS THE THREE NOMINEES BELOW.
            FOR ___                  WITHHOLD AUTHORITY ___

        MICHAEL J. BURKE, ROBERT J. READY, AND JOHN N. TAYLOR, JR.

        WRITE THE NAME OF ANY NOMINEE(S) FOR
        WHOM AUTHORITY TO VOTE IS WITHHELD____________________________________

2. RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL 1996.
            FOR___                  AGAINST ___             ABSTAIN ___

3. ADOPTION OF THE LSI INDUSTRIES INC. 1995 STOCK OPTION PLAN TO PROVIDE 450,000 COMMON SHARES (300,000 SHARES BEFORE GIVING EFFECT TO THE THREE-FOR-TWO STOCK SPLIT) AS AVAILABLE FOR GRANT UNDER SUCH PLAN.
            FOR___                  AGAINST ___             ABSTAIN ___

4. ADOPTION OF THE LSI INDUSTRIES INC. 1995 DIRECTOR'S STOCK OPTION PLAN TO PROVIDE 75,000 COMMON SHARES (50,000 SHARES BEFORE GIVING EFFECT TO THE THREE-FOR-TWO STOCK SPLIT) AS AVAILABLE FOR GRANT UNDER SUCH PLAN.
            FOR___                  AGAINST ___             ABSTAIN ___

5. AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE MAXIMUM NUMBER OF COMMON SHARES WHICH THE CORPORATION IS AUTHORIZED TO HAVE OUTSTANDING UP TO 30,000,000 SHARES.
            FOR___                  AGAINST ___             ABSTAIN ___


THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

                          (CONTINUED ON OTHER SIDE)

________________, 1995          ______________________________________________

                                ______________________________________________
                                        IMPORTANT:  PLEASE SIGN EXACTLY AS NAME
                                        APPEARS HEREON INDICATING, WHERE
                                        PROPER, OFFICIAL POSITION OR
                                        REPRESENTATIVE CAPACITY.  IN THE CASE OF
                                        JOINT HOLDERS, ALL SHOULD SIGN.





         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                                                       EXHIBIT 1

                             LSI INDUSTRIES INC.

                                     1995

                              Stock Option Plan


                                  ARTICLE 1.

                                  OBJECTIVES

         LSI INDUSTRIES INC. ("LSI") has established this Stock Option Plan effective May 2, 1995 as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's Common Stock by employees.

                                  ARTICLE 2.

                                 DEFINITIONS

         2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

                 A.       "CODE" means the Internal Revenue Code of 1986.

                 B. The "COMPANY" means LSI and any subsidiary of LSI as the term "subsidiary" is defined in Section 424(f) of the Code.

                 C. "DATE OF EXERCISE" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

                 D. "DATE OF GRANT" means the date on which the Committee makes an award of an Option.

                 E. "ELIGIBLE EMPLOYEE" means any individual who performs services for the Company and is treated as an employee for federal income tax purposes.

                 F. "FAIR MARKET VALUE" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading day prior to a specified date or, if no last sale price is reported, the average of the closing bid and asked prices for a Share on the last trading day prior to any specified date. If no sale has been made on such prior trading day, then prices on the last preceding day on which any such sale shall have been made shall be used in determining Fair Market Value under either method prescribed in the previous sentence.

                 G. "INCENTIVE STOCK OPTION" shall have the same meaning as given to that term by Section 422 of the Code.

                 H. "NONQUALIFIED STOCK OPTION" means any Option granted under the Plan which is not considered an Incentive Stock Option.

                 I. "OPTION" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

                 J. "OPTION PRICE" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

                 K. "PERMANENT AND TOTAL DISABILITY" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                 L. "PLAN" means this 1995 Stock Option Plan as it may be amended from time to time.

                 M. "SHARE" means one share of the Common Stock, no par value, of the Company.

                                  ARTICLE 3.

                                ADMINISTRATION

         3.1 The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company. The Committee shall be comprised solely of three or more directors each of whom shall be (i) a "disinterested person" as defined under Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Each director serving on the Committee shall be ineligible to receive options under this Plan and none shall have, within the twelve months prior to their appointment to the Committee and while serving on such Committee, received options or an interest in other shares pursuant to any plans of the Company or any of its affiliates. Notwithstanding the foregoing, to the extent relevant state law now or hereafter permits, the Committee may be comprised solely of two or more such directors.

         Actions shall be taken by a majority of the Committee.

         3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

                 A.       Determine which Eligible Employees shall be granted
         Options;

                 B. Determine the number of Shares which may be subject to each Option;

                 C.       Determine the Option Price;

                 D.       Determine the term of each Option;

                 E. Determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

                 F. Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

                 G. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

         3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

         3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

                                  ARTICLE 4.

                            SHARES SUBJECT TO PLAN

         4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 300,000 Shares in the aggregate.

Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

         4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of the Company is 50,000.
If an Option is cancelled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                  ARTICLE 5.

                             GRANTING OF OPTIONS

         Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to May 2, 2005, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                  ARTICLE 6.

                               TERMS OF OPTIONS

         6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided herein. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options on the Date of Grant.

         6.2 The holder of an Option must remain continuously in the service of the Company as an employee for a period of at least twelve months; provided, however, that employment shall be at the pleasure of the Board of Directors or officers of the Company at such compensation as the Company shall determine. Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                                  ARTICLE 7.

                             EXERCISE OF OPTIONS

         Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                                  ARTICLE 8.

                            PAYMENT OF OPTION PRICE

         8.1 Payment of the Option Price may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value.

         8.2 Payment through tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

                                  ARTICLE 9.

            INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

         9.1 The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

         9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

                 A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50 percent or more of the total combined voting power of all classes of stock of the company, then:

                          (i) The Option Price must equal at least 110% of the
                 Fair Market Value on the Date of Grant; and

                          (ii) The term of the Option shall not be greater than
                 five years from the Date of Grant.

                 B. The aggregate Fair Market Value of Shares (determined at the Effective Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

         9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                 ARTICLE 10.

                          TRANSFERABILITY OF OPTION

         During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

                                 ARTICLE 11.

                            TERMINATION OF OPTIONS

         11.1    An Option may be terminated as follows:

                 A. During the period of continuous employment with the Company, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

                 B. Upon termination of employment for any reason, the then exercisable portion of any Option will terminate upon the earlier of (i) the first business day following expiration of the end of the three month period after the date of termination, or
         (ii) the option expiration date set forth in the Option Agreement. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                 C. If an Eligible Employee holding an Option dies or becomes subject to a Permanent and Total Disability while employed or within three months after termination of employment, such Option may be exercised, to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution until the earlier of (i) the date which is one year after the date of such death or occurrence of Permanent and Total Disability, or (ii) the option expiration date set forth in the Option Agreement.

         11.2 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                 ARTICLE 12.

                    ADJUSTMENTS TO SHARES AND OPTION PRICE

         12.1 In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, splitups, recapitalizations, combinations of Shares or exchanges of Shares, the number and class of Shares and price per share for each Option covered under the Plan and each outstanding Option shall be correspondingly adjusted by the Committee.

         12.2 The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

         12.3 In the event of the dissolution or liquidation of the Company or any merger, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an Option and each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice. The Committee, in its sole discretion, may provide that Options in such circumstances may be exercised to an extent greater than the number of shares for which they were exercisable at the time of such a notice.

                                 ARTICLE 13.

                              OPTION AGREEMENTS

         13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

         13.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                 ARTICLE 14.

                     AMENDMENT OR DISCONTINUANCE OF PLAN

         14.1 The Board of Directors of the Company may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments by the Board of Directors of the Company shall, without further approval of the shareholders of the Company:

                 A.       Change the class of Eligible Employees;

                 B. Except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan.

                 C. Cause the Plan or any Option granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Act,
         (ii) be excluded from the $1 million deduction limitation imposed by
         Section 162(m), or (iii) qualify as an "Incentive Stock Option" as defined by Section 422 of the Internal Revenue Code.

         14.2 No amendment or discontinuance of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                                 ARTICLE 15.

                                EFFECTIVE DATE

         The Plan shall become effective as of May 2, 1995, having been adopted by the Board of Directors of the Company on such date subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting on the issue, and all Options granted prior to such approval are expressly conditioned upon such approval being received. If shareholder approval is not received within 12 months of the effective date, Options granted pursuant to this Plan shall be null and void.

                                 ARTICLE 16.

                                MISCELLANEOUS

         16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

         16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall the Company be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.

         16.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with
Article 14; provided, however, that it shall otherwise terminate ten years after the Effective Date.

                                                                       EXHIBIT 2

                             LSI INDUSTRIES INC.

                      1995 DIRECTORS' STOCK OPTION PLAN


         The purpose of the 1995 Directors' Stock Option Plan is to advance the interests of LSI Industries Inc. and its shareholders by affording non-employee members of the Company's Board of Directors an opportunity to increase their proprietary interest in the Company by the grant of options to them under the terms set forth herein. The Company believes that this Plan will give an incentive to these members of the Board to increase revenues and profits and otherwise serve to align their interest with shareholders.

         1. EFFECTIVE DATE OF THE PLAN. This Plan shall become effective May 2, 1995, having been adopted by the Board of Directors on such date, subject to approval by the affirmative vote of the holders of the majority of the shares of Common Stock of the Company voting on the issue at the next Annual Shareholders' Meeting. All options granted prior to such approval are conditioned upon such approval being received. If shareholder approval is not received within twelve months of the Effective Date, options granted pursuant to this Plan shall be null and void.

         2. SHARES SUBJECT TO THE PLAN. The shares to be issued upon the exercise of the options granted under the Plan shall be shares of Common Stock, no par value, of the Company. Either treasury or authorized and unissued shares of Common Stock, or both, as the Board of Directors shall from time to time determine, may be so issued. Shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan.

         Subject to the provisions of Section 4 hereof, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 50,000.

         1. ADMINISTRATION. The Plan shall be administered by a committee appointed in accordance with Article III, Section 6 of the Amended Code of Regulations and consisting of three or more directors which directors may also be eligible to participate in the Plan.

         Subject to the express provisions of the Plan, the Committee shall have the authority to establish the terms and conditions of such option agreements, consistent with this Plan. Such agreements need not be uniform.

         4.      ADJUSTMENTS TO COMMON STOCK AND OPTION PRICE.

                 4.1 In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, split-ups, recapitalizations, combinations or exchanges, the number and class of shares of Common Stock authorized to be the subject of options under this Plan and the number and class of shares of Common Stock and Option Price for each option which is outstanding under this Plan shall be correspondingly adjusted by the Committee.

                 4.2 The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

                 4.3 In the event of the dissolution or liquidation of the Company or any merger, consolidation, combination or other transaction in which the Company is not the surviving corporation or in which the outstanding shares of Common Stock of the Company are converted into cash, other securities or other property, each outstanding option issued hereunder shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an option.

         5. ELIGIBLE DIRECTORS; GRANT OF OPTIONS. An Eligible Director shall be each director of the Company, now serving as a director or elected hereafter, who is not also an employee of the Company.

         Each Eligible Director shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after each Annual Shareholders' Meeting. Such grant shall continue until the number of shares provided for in this Plan in Section 2 are exhausted.

         In recognition of their service to the Company to date, the following directors shall also be granted options for the shares set forth opposite their names on adoption of this Plan on May 2, 1995:

                 Michael J. Burke                    10,000  shares
                 Allen L. Davis                      10,000  shares
                 John N. Taylor                       3,000  shares

         6. PRICE. The purchase price of the shares of Common Stock which may be acquired pursuant to the exercise of any option granted pursuant to the Plan shall be the last closing sale price reported immediately prior to the date of grant ("Option Price").

         7. PERIOD OF OPTION. The term of each option shall be ten years from the date of grant.

         8. EXERCISE OF OPTIONS. An option may be exercised by an Eligible Director as to all or part of the shares covered thereby by giving written notice to the Company at its principal office, directed to the attention of its Secretary, accompanied by payment of the Option Price in full for shares being purchased. The payment of the Option Price shall be either in cash or, subject to any conditions set forth in the option agreement, by delivery of shares of Common Stock of the Company having a fair market value equal to the purchase price on the date of exercise of the option, or by any combination of cash and such shares. Payment may also be made by instruction from the Optionee to withhold from the shares of Common Stock issuable upon exercise of the option that number of shares of Common Stock which have a fair market value, measured by the last closing sale price reported immediately prior to the date of exercise, equal to the option price for the option or portion thereof being exercised.

         Unless there is in effect at the time of exercise a registration statement under the Securities Act of 1933 permitting the resale to the public of shares acquired under the Plan, the holder of the option shall, except to the extent determined by the Committee that such is not required, (i) represent and warrant in writing to the Company that the shares acquired are being acquired for investment and not with a view to the distribution thereof, (ii) acknowledge that the shares acquired may not be sold unless registered for sale under said Act or pursuant to an exemption from such registration, and (iii) agree that the certificates evidencing such shares shall bear a legend to the effect of clauses (i) and (ii).

         9. NONTRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised during the lifetime of the holder only by him.

         10. DEATH OR DISABILITY OF AN OPTIONEE. If an optionee shall cease to be an Eligible Director on account of disability or death, an option theretofore granted to such Eligible Director may be exercised by the optionee or, in the case of death, by the legal representative of the estate of the deceased option holder or by the person or persons to whom such Eligible Director's rights under the option shall pass by will or the laws of descent and distribution, at any time within one year from the date the optionee ceased to be an Eligible Director but only during the option period. "Disability" shall have the meaning ascribed to it in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended.

         11. RIGHTS AS A STOCKHOLDER. The holder of an option shall not have of the rights of a stockholder of the Company with respect to the shares subject to an option until a certificate or certificates for such shares shall have been issued upon the exercise of the option.

         12.     AMENDMENT AND TERMINATION.

                 12.1 This Plan shall terminate ten years after its effective date and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to the terms and conditions of the Plan. The Board of Directors of the Company at any time prior to that date may terminate the Plan or make such amendments to it as the Board of Directors shall deem advisable; provided, however, that except as provided in Section 4, the Board of Directors may not, without shareholder approval, increase the maximum number of shares as to which options may be granted under the Plan, change the class of persons eligible to receive options under the Plan or change the number of options to be granted to each eligible person under the Plan. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate his option or materially and adversely affect his rights under such option.

                 12.2 This Plan may not be amended more than once every six months other than to conform with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         13. AUTOMATIC TERMINATION OF OPTION. Notwithstanding anything contained herein to the contrary, if at any time a holder of an option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company, such option shall automatically terminate as of the date such conflicting relationship was established.